Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Interstate Bakeries Corporation (the “Company”) for the quarter ended November 15, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James R. Elsesser, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES R. ELSESSER

James R. Elsesser
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

December 22, 2003

A signed original of this written statement required by Section 906 has been provided to Interstate Bakeries Corporation and will be retained by Interstate Bakeries Corporation and furnished to the Securities and Exchange Commission or its staff upon request.